Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

CRISPR Therapeutics AG
Baarerstrasse 14
6300 Zugc
Switzerland

Zurich, as of 8 August 2022

CRISPR Therapeutics AG – Swiss Legal Opinion (Registration Statement on Form S-8)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to CRISPR Therapeutics AG, Zug, Switzerland (the Company) in connection with the filing of a registration statement on Form S-8 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Company with the U.S. Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933, as amended (the Securities Act) on 8 August 2022 for the purpose of registering under the Securities Act the offer of 1,700,000 registered common shares, par value of currently CHF 0.03 each of the Company, which may be issued on the basis of the Plan (as defined below) under the Company’s conditional share capital (such shares, the Shares and each a Share).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.
Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its

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interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter. For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.
Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)
a .pdf copy of the Registration Statement;
(b)
a .pdf copy of a certain CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (the Plan);
(c)
a .pdf copy of the public deed on the resolutions of the Company’s ordinary shareholders’ meeting dated 9 June 2022, approving, inter alia, certain changes to the Company’s articles of association (the AGM Resolution);
(d)
a certified copy of the articles of association of the Company in their version of 21 July 2022 (the Articles);
(e)
a certified excerpt from the Commercial Register of the Canton of Zug dated 21 July 2022 relating the Company and its Articles (the Excerpt);
(f)
a .pdf copy of the resolution of the board of directors of the Company (the Board) dated 10 March 2022, approving, inter alia, the changes to the Plan (the First Amendment Board Resolution); and
(g)
a .pdf copy of the resolution of the Board dated 9 June 2022, approving, inter alia, further changes to the Plan (the Second Amendment Board

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Resolution and together with the First Amendment Board Resolution, the Board Resolutions).

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.
Assumptions

In rendering the opinion below, we have assumed:

(a)
the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;
(b)
the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or statements given in connection with, the Documents;
(c)
the AGM Resolution has been duly resolved in a meeting duly convened and has not been rescinded or amended and is and will remain in full force and effect;
(d)
the Board Resolutions have been duly resolved in a meeting duly convened, or, respectively, in duly executed circular resolutions and have not been rescinded or amended and are and will remain in full force and effect;
(e)
the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles and the Excerpt as of the date hereof;
(f)
the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Plan as well as the due authorization, execution and delivery of the Plan or any document thereunder by each of the parties thereto (including the Company) and that all consents or approvals from and filings, registrations and

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notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Plan have been obtained or made and are in full force and effect;

(g)
the Plan is in full force and effect, has not been rescinded, either in whole or in part, and that there is no matter affecting the authority of the Board to approve the adoption or assumption of the Plan and filing of the registration statement which would have any adverse implication in relation to the opinions expressed herein;
(h)
the Plan constitutes legal, valid, binding and enforceable obligations of the Company under the governing law;
(i)
all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under the laws of Switzerland, for the legality, validity and enforceability of the Plan have been duly obtained and are and will remain in full force and effect;
(j)
the exercise of the options under the Plan will be in accordance with the Plan;
(k)
the exercise price of any option granted is at least the current par value of CHF 0.03 per Share and is paid by the option holder to the Company;
(l)
at the time of any issuance of Shares under the Plan, the Company will have according to article 3c of the Articles sufficient conditional share capital to issue the required number of new Shares to be delivered to option holders exercising options granted under the Plan; and
(m)
the (i) requisite reports of the Company’s auditors according to article 653f of the Swiss Code of Obligations (the CO); (ii) the amendments to the Articles according to article 653g CO; and (iii) the entry of the corresponding share capital increase into the Commercial Register of the Canton of Zug will be given or made.

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4.
Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

The Shares, if and when issued and paid for in accordance with the Articles and, provided the issue price for such Shares has been fully paid-in, will be validly issued, fully paid-in and non-assessable.

5.
The above opinions are subject to the following qualifications:
(a)
The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
(b)
This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.
(c)
We express no opinion as regards the withdrawal of the shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) in connection with any issuance of Shares.
(d)
When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Shares.
(e)
We express no opinion as to the future availability of conditional share capital of the Company.
(f)
We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.
(g)
It should be noted that pursuant to article 706 and 706a of the CO, the shareholders are entitled to challenge resolutions adopted by the shareholders' meeting (Generalversammlungsbeschlüsse) that violate the law or a company's articles of association by initiating legal proceedings

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against a company within two months following such meeting. Such period has not lapsed with respect to the AGM Resolution.

(h)
We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.
6.
Miscellaneous
(a)
We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.
(b)
We hereby consent to the filing of this opinion on the date hereof with the Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
(c)
This opinion and all matters relating to this opinion are governed by and shall be construed in accordance with the substantive laws of Switzerland, the ordinary Courts of Zurich having exclusive jurisdiction.

Yours faithfully,
Walder Wyss AG

/s/ Alex Nikitine

Alex Nikitine

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